Exhibit 99.1

Agrify Secures Financing from Green Thumb Industries and Announces New Leadership

TROY, Mich., Nov. 05, 2024 (GLOBE NEWSWIRE) -- Agrify Corporation (Nasdaq: AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced that its Board of Directors has approved a $20 million convertible secured note (the “Financing”), of which $10M will be drawn upon at closing, from a wholly-owned subsidiary of Green Thumb Industries Inc. (“Green Thumb”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries. Prior to this financing, the Green Thumb subsidiary acquired an ownership stake in Agrify through the purchase of common stock and warrants (the “Transaction”) from its outgoing Chairman and CEO Raymond Chang and outgoing Director I-Tseng Jenny Chan. Agrify will continue to operate as an independent business and was not a participant in the Transaction. Following the Transaction and Financing, Agrify retains the majority of its existing management team and all of its independent Directors.

Concurrent with the Financing, Raymond Chang resigned as Chairman and CEO of Agrify and I-Tseng Jenny Chan stepped down from the Board. Following the acceptance of the resignations, the Agrify Board appointed Benjamin Kovler, Richard Drexler, and Armon Vakili to replace the outgoing Directors, bringing the total Board membership to six, the majority of whom are independent. In addition, Mr. Kovler was appointed to the roles of Agrify’s Chairman and Interim CEO following Mr. Chang’s resignation. Mr. Kovler, the Founder, Chairman and Chief Executive of Green Thumb, will retain his leadership and responsibilities at Green Thumb, where he is focused on creating value for Green Thumb shareholders. Over his tenure at Green Thumb, he has successfully grown the company into one of the most profitable cannabis consumer packaged goods and retail businesses operating in the U.S. today. Mr. Drexler has over 40 years’ experience in corporate leadership roles as well as serving on several public company boards and audit committees. Mr. Vakili currently serves as Vice President of Strategic Initiatives & Partnerships at Green Thumb and has over a decade of experience in corporate affairs, mergers and acquisitions, private equity and finance.

Krishnan Varier, a member of the Agrify Board, said, “This is great news for Agrify at a time when the Company needed a capital infusion. I am confident that this new investment from Green Thumb and Ben’s leadership will provide Agrify the necessary financing support and operational expertise to help position us for growth and long-term value creation for shareholders. We especially look forward to working with our new Board members, given their proven track records of successes. On behalf of our Board, I want to thank Raymond for his numerous contributions to the Company over the years. He has done a great job preparing us for our next phase of growth and we wish him nothing but the best in his future endeavors.”

Ben Kovler added, “We believe Green Thumb’s financial investment and the new Directors’ experience can help Agrify unlock its untapped potential. Raymond and his team have worked hard to develop world-class proprietary technologies for the cultivation and extraction businesses, and we thank him for his support during this transition. Given Green Thumb’s thoughtful and prudent approach to capital allocation, we see significant opportunity ahead to assist in the creation of value for shareholders via Agrify’s non-plant touching assets. We are excited to be a significant owner of Agrify and I look forward to working with Krish, Brian and team right away.”

Outgoing CEO, Raymond Chang, commented, “This is a great transaction for all our shareholders and employees. It has been an exciting journey for us, and I am incredibly proud of the entire Agrify team for what we have accomplished. I am confident that Agrify and the team are in experienced hands with its new leadership, and I am looking forward to focusing on my next chapter.”

About Agrify (Nasdaq: AGFY)

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Agrify’s proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Agrify’s comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at https://agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding the expected benefits to be derived from the Green Thumb investment and the addition of new Directors, and Agrify’s growth and future prospects. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2023 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Agrify Investor Relations
IR@agrify.com
(857) 256-8110